Exhibit 107

Calculation of Filing Fee Tables

Form 424B2

(Form Type)

Ares Capital Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

			Fee		Proposed
			Calculation		Maximum
		Security	or Carry		Offering	Maximum		Amount of
	Security	Class	Forward	Amount	Price	Aggregate	Fee	Registration
	Type	Title	Rule	Registered	Per Unit	Offering Price	Rate	Fee(1)
Fees to Be Paid	Equity	Common Stock, $0.001 par value per share	Rule 457(o)			$914,689,875.45	$0.00014760	$135,008.23
Carry Forward Securities
	Total Offering Amounts					$914,689,875.45		$135,008.23
	Total Fees Previously Paid
	Total Fee Offsets							$135,008.23
	Net Fee Due							$0

(1)	Calculated in accordance with Rule 457(o), based on the proposed maximum aggregate offering price, and Rules 456(b) and 457(r) under the Securities Act of 1933, as amended.

Table 2: Fee Offset Claims and Sources

											Unsold
											Aggregate
								Security	Security	Unsold	Offering
								Type	Title	Securities	Amount
		Form						Associated	Associated	Associated	Associated	Fee Paid
	Registrant	or		Initial				with Fee	with Fee	with Fee	with Fee	with Fee
	or Filer	Filing	File	Filing	Filing		Fee Offset	Offset	Offset	Offset	Offset	Offset
	Name	Type	Number	Date	Date		Claimed	Claimed	Claimed	Claimed	Claimed	Source

					Rules 457(b) and 0-11(a)(2)

Fee Offset Claims
Fee Offset Sources
					Rule 457(p)

Fee Offset Claims	Ares Capital Corp	N-2	333-256733	June 3, 2021			$4,621.91	Equity	Common Stock, $0.001 par value per share	(1)	$49,858,823.93
Fee Offset Sources	Ares Capital Corp	N-2	333-256733		October 26, 2021	(1)						4,621.91
Fee Offset Claims	Ares Capital Corp	N-2	333-256733	June 3, 2021			$12,741.62	Equity	Common Stock, $0.001 par value per share	(2)	$137,450,066.58
Fee Offset Sources	Ares Capital Corp	N-2	333-256733		May 27, 2022	(2)						12,741.62
Fee Offset Claims	Ares Capital Corp	N-2	333-256733	June 3, 2021			$34,784.11	Equity	Common Stock, $0.001 par value per share	(3)	$315,645,290.23
Fee Offset Sources	Ares Capital Corp	N-2	333-256733		April 25, 2023	(3)						34,784.11
Fee Offset Claims	Ares Capital Corp	N-2	333-256733	June 3, 2021			$82,860.59	Equity	Common Stock, $0.001 par value per share	(4)	$561,386,081.41
Fee Offset Sources	Ares Capital Corp	N-2	333-256733		February 7, 2024	(4)						$82,860.59

(1)

Pursuant to the Registration Statement on Form N-2 (File No. 333-256733), which was filed on June 3, 2021 (the “Prior Registration Statement”), on October 26, 2021 the registrant filed a prospectus supplement registering the issue and sale of $500,000,000 of shares of common stock calculated in accordance with Rule 457(o), based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to certain equity distribution agreements (the “October 2021 Prospectus Supplement”). The Registrant sold $450,141,176.07 of such securities under the Prior Registration Statement and the October 2021 Prospectus Supplement, leaving a balance of $49,858,823.93 of Unsold Securities, in respect of which the Registrant paid a filing fee of $4,621.91 (based on the filing fee rate in effect at the time of the filing of the October 2021 Prospectus Supplement) in connection with the filing of October 2021 Prospectus Supplement. The Registrant has terminated any offering that included the unsold securities under the Prior Registration Statement. The Registrant is applying the entirety of that $4,621.91 filing fee to this filing.

(2)

Pursuant to the Prior Registration Statement, on May 27, 2022 the registrant filed a prospectus supplement registering the issue and sale of $500,000,000 of shares of common stock calculated in accordance with Rule 457(o), based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act, pursuant to certain equity distribution agreements (the “May 2022 Prospectus Supplement”). The Registrant sold $362,549,933.42 of such securities under the Prior Registration Statement and the May 2022 Prospectus Supplement, leaving a balance of $137,450,066.58 of Unsold Securities, in respect of which the Registrant paid a filing fee of $12,741.62 (based on the filing fee rate in effect at the time of the filing of the May 2022 Prospectus Supplement) in connection with the filing of May 2022 Prospectus Supplement. The Registrant is applying the entirety of that $12,741.62 filing fee to this filing.

(3)

Pursuant to the Prior Registration Statement, on April 25, 2023 the registrant filed a prospectus supplement registering the issue and sale of $1,000,000,000 of shares of common stock calculated in accordance with Rule 457(o), based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act, pursuant to certain equity distribution agreements (the “April 2023 Prospectus Supplement”). The Registrant sold $684,354,709.77 of such securities under the Prior Registration Statement and the April 2023 Prospectus Supplement, leaving a balance of $315,645,290.23 of Unsold Securities, in respect of which the Registrant paid a filing fee of $34,784.11 (based on the filing fee rate in effect at the time of the filing of the April 2023 Prospectus Supplement) in connection with the filing of April 2023 Prospectus Supplement. The Registrant is applying the entirety of that $34,784.11 filing fee to this filing.

(4)

Pursuant to the Prior Registration Statement, on February 7, 2024 the registrant filed a prospectus supplement registering the issue and sale of $1,000,000,000 of shares of common stock calculated in accordance with Rule 457(o), based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act, pursuant to certain equity distribution agreements (the “February 2024 Prospectus Supplement”). The Registrant sold $85,310,124.55 of such securities under the Prior Registration Statement and the February 2024 Prospectus Supplement, leaving a balance of $914,689,875.45 of Unsold Securities, in respect of which the Registrant paid a filing fee of $135,008.23 (based on the filing fee rate in effect at the time of the filing of the February 2024 Prospectus Supplement) in connection with the filing of February 2024 Prospectus Supplement. The Registrant is applying $82,860.59 of that $135,008.23 filing fee to this filing.